UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 1, 2011
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On March 3, 2011, the Company issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.
     This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Risk Officer Employment Agreement
     On March 3, 2011 the Company announced that, effective March 1, 2011, John McCauley has filled the newly created position of chief risk officer of the Company and stepped down from the Company’s Board of Directors (the “Board”) on which he served since 2006.
     Mr. McCauley has served in various positions in risk management, insurance and legal within the healthcare and education industries for over 30 years. Prior to joining the Company, Mr. McCauley served for nearly 15 years with Vanderbilt University, most recently as Assistant Vice Chancellor, Risk and Insurance Management and Associate General Counsel.
     In connection with the appointment described above, the Company entered into a written employment agreement with Mr. McCauley on March 1, 2011 (the “Employment Agreement”). The Employment Agreement provides for Mr. McCauley to receive a base salary of not less than $250,000, plus additional compensation as the Chief Executive Officer and/or the Incentive Stock and Compensation Committee (the “Committee”) of the Board shall from time to time determine.
     The Employment Agreement provides for (i) a non-competition covenant by Mr. McCauley and (ii) the Company’s right to terminate the Employment Agreement without cause upon 30 days advance written notice.

     The Employment Agreement also provides that if Mr. McCauley’s employment is terminated by the Company without cause or there is a change in control (as defined in the Employment Agreement), all unexercised options granted to Mr. McCauley will accelerate and immediately vest.
     Under the Employment Agreement, if Mr. McCauley’s employment is terminated for any reason or no reason, he will be entitled to payment of his full base salary through the termination date and any bonuses, incentive compensation or other payments due which have been earned or vested prior to the termination date. Further, if his employment is terminated by the Company without cause, due to death or disability, or as a result of a change in control, Mr. McCauley will be entitled to a continuation, on a monthly basis, of his monthly base salary for one year following the termination date.
     The foregoing description of the Employment Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to Mr. McCauley’s Employment Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
     A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by this reference.
2011 Incentive Compensation Plan
     On March 2, 2011, based on the recommendation of the Committee, the Board approved the Company’s 2011 Incentive Compensation Plan (the “2011 Plan”), which is designed to award lump-sum cash bonuses to the Company’s executive officers, including the named executive officers, and other eligible employees based on the financial performance of the Company.
     The Company’s 2011 Plan establishes the following 2011 targeted payouts as a percent of base salary (“Bonus Target as a Percent of Base Salary”):

Bonus Target as a Percent
Named Executive Officer Positions	of Base Salary
President and Chief Executive Officer	70%
Executive Vice President and Chief Financial Officer	60%
Chief Legal Officer, Chief Risk Officer, Chief Medical Officer and Chief Development Officer	50%
     The 2011 Plan is composed of an Adjusted EBITDA Based Bonus (the “EBITDA Bonus”) and Other Key Company Goals Based Bonus (the “Key Goals Bonus”), each of which account for one-half of the total Bonus Target as a Percent of Base Salary for all named executive officers except the Chief Medical Officer. As set forth in the 2011 Plan, 100% of the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is composed of a non-financial Key Goals Bonus.
     Under the EBITDA Bonus, the financial performance measure is “adjusted EBITDA.” The Company defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and share-based compensation expense. The Company includes in adjusted EBITDA the results of discontinued operations under the same definition. The adjusted EBITDA target as defined in the 2011 Plan is $26.0 million (the “EBITDA Target”).
     Under the EBITDA Bonus, no bonus is paid if adjusted EBITDA is 100% or less of the EBITDA Target. The EBITDA Bonus is funded with 50% of the earnings generated above the EBITDA Target after the other Key Goals Bonuses have been accrued, subject to the maximums set forth in the 2011 Plan. Under the EBITDA Bonus portion of the 2011 Plan, for executive management, including named executive officers, other than the Chief Medical Officer, the maximum EBITDA Bonus award will be 150% of the Bonus Target as a Percent of Base Salary. Payout is subject to Board confirmation of satisfactory balance sheet management.
     The Key Goals Bonus uses pre-selected financial and non-financial objectives (the “Key Goals”). Key Goals Bonuses are awarded at different levels of achievement, as described fully in the 2011 Plan, up to a maximum award of 50% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for executive management, including named executive officers, other than the Chief Medical Officer:

Corporate net new revenue Company specific non-financial objectives	30% of target award 20% of target award
     The Chief Medical Officer does not participate in the EBITDA Bonus portion of the 2011 Plan as described above. As listed above, the Chief Medical Officer’s Bonus Target as a Percent of Base Salary is 50%. The Key Goals Bonus for the Chief Medical Officer accounts for 100% of his Bonus Target as a Percent of Base Salary awarded at different levels of achievement, as described fully in the 2011 Plan, up to a maximum award of 200% of the Bonus Target as a Percent of Base Salary. The following are the Key Goals for the Chief Medical Officer:

Company specific non-financial objectives Key individual non-financial objectives	90% of target award 10% of target award
     Certain provisions of the 2011 Plan also apply to designated corporate managers, corporate employees, division vice presidents, regional vice presidents, regional directors, regional managers, and health service administrators.
     The foregoing description is a summary and is qualified in its entirety by reference to the 2011 Plan which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1	Press Release of America Service Group Inc. dated March 3, 2011.
99.2	Press Release of America Service Group Inc. dated March 3, 2011.
10.1	Employment Agreement, dated as of March 1, 2011, between America Service Group Inc. and John McCauley.
10.2	2011 Incentive Compensation Plan of America Service Group Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: March 3, 2011	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Press Release of America Service Group Inc. dated March 3, 2011.
99.2	Press Release of America Service Group Inc. dated March 3, 2011.
10.1	Employment Agreement, dated as of March 1, 2011, between America Service Group Inc. and John McCauley.
10.2	2011 Incentive Compensation Plan of America Service Group Inc.